UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 29, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

As described in the Current Report on Form 8-K of Hampton Roads Bankshares, Inc. (the “Company”), filed on August 17, 2010 with the Securities and Exchange Commission (the “SEC”), the Company entered into definitive investment agreements (the “Investment Agreements”) with a group of investors led by Anchorage Advisors, L.L.C., CapGen Financial Group and The Carlyle Group to purchase $255 million of newly-issued common shares from the Company through private placement transactions (the “Private Placement”).

On September 30, 2010, the Company issued $235 million worth of common shares, or 587,500,000 shares, at a price of $0.40 per share in the following amounts to the following entities.

Registered Name	Number of Shares Issued
Carlyle Financial Services Harbor, L.P.	164,956,965
ACMO-HR, L.L.C.	153,020,190
CapGen Capital Group VI, LP	114,223,775
M.H. Davidson & Co.	1,561,302
Davidson Kempner Partners	10,869,716
Davidson Kempner Institutional Partners, L.P.	21,988,770
Davidson Kempner International, Ltd.	25,336,954
Davidson Kempner Distressed Opportunities International, Ltd.	5,797,326
Davidson Kempner Distressed Opportunities Funds LP	2,720,467
Fir Tree Value Master Fund, L.P.	45,193,824
Fir Tree REOF II Master Fund, LLC	23,080,711
C12 Protium Value Opportunities Ltd.	18,750,000
TOTAL NUMBER OF SHARES	587,500,000

The shares were offered and sold in compliance with the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, as promulgated by the SEC (“Rule 506”).

On September 30, 2010, the Company issued the warrants to purchase common stock described in the Company’s Current Report on Form 8-K, filed August 17, 2010, to each of the following entities: Carlyle Investment Management L.L.C, ACMO-HR, L.L.C. and CapGen Capital Group VI, LP.  The information contained in that current report is incorporated herein by reference.  These transactions were conducted in compliance with the exemption from registration contained in Section 4(2) of the Securities Act, and Rule 506.

On September 30, 2010, the Company exchanged 80,347 shares of Series C preferred stock held by the United States Department of the Treasury for newly-created shares of Series C-1 preferred stock and converted such shares of Series C-1 preferred stock into 52,225,550 shares of common stock.  These transactions were conducted in compliance with the exemption from registration pursuant to Section 4(2) of the Securities Act.

As reported in the Company’s Amendment No. 2 to its Schedule TO, filed on October 1, 2010 (the “Amended Schedule TO”), on September 29, 2010, the Company exchanged the amount of newly-issued shares of common stock described therein for previously outstanding shares of Series A and B preferred stock tendered in such exchange offers.  The information contained in the Amended Schedule TO is incorporated herein by reference.  These exchanges were exempted from registration under Section 3(a)(9) of the Securities Act.

On September 30, 2010, the Company sent conversion notices to the holders of all remaining shares of Series A and Series B preferred stock.  Upon conversion, each share of Series A and Series B preferred stock is automatically cancelled and converted into the right to receive 375 common shares upon delivery of the Series A and Series B preferred stock certificates to the Company, for an aggregate issuance of 900,000 common shares.  Such conversion is also exempt from registration under Section 3(a)(9) of the Securities Act.

The material terms of the securities discussed in this Item 3.02 are contained in the Company’s Definitive Proxy Statement related to its 2010 Annual Meeting of Shareholders filed on August 30, 2010 under the captions “Proposal No. 3 — To Approve the Issuance of up to 800,000,000 Shares of Common Stock at $0.40 Per Share under the Investment Agreements, which Includes Shares for an Expected Aggregate Private Placement of $255 Million, a Rights Offering of up to $40 Million, and Warrants – Certain Terms and Conditions of the Private Placements – Fees and Warrants,” “Proposal No. 6: Amendment of the Company’s Articles of Incorporation to Increase the Authorized Shares of Common Stock from 100,000,000 to 1,000,000,000 – Description of Securities to be Issued (other than Common Stock)” and “Proposal No. 6: Amendment of the Company’s Articles of Incorporation to Increase the Authorized Shares of Common Stock from 100,000,000 to 1,000,000,000 – Description of Outstanding Securities,” which such information is incorporated herein by reference.  The Company intends to use any net proceeds for capital contributions to its subsidiary banks and for other general corporate purposes.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
    Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2010, in connection with the initial closing of the Private Placement, the following members of the Company’s board of directors resigned:  William Brumsey, III, Herman A. Hall, III, Robert R. Kinser, Bobby L. Ralph, Roland Carroll Smith, Sr., Ollin B. Sykes, Frank T. Williams, and Jerry T. Womack.  Effective October 4, 2010, Richard F. Hall, III also resigned from the Company’s Board of Directors as contemplated under the terms of the agreements governing the Private Placement.

On September 30, 2010, the Company appointed Randal K. Quarles, 53, to its Board of Directors.  Mr. Quarles was designated to the Company’s Board of Directors by an affiliate of The Carlyle Group pursuant to the terms of the Investment Agreements.  Mr. Quarles is currently a managing director with The Carlyle Group in Washington D.C., a position he has held since August 2007.  Mr. Quarles brings a wealth of experience related to the regulation of financial institutions.  From August 2001 until October

2006, Mr. Quarles served in a variety of senior roles at the U.S. Department of the Treasury: from August 2005 to December 2006 as Under Secretary of the Treasury for Domestic Finance; from 2002 to 2005 as Assistant Secretary of the Treasury for International Affairs; and from 2001 to 2002 as the United States Executive Director at the International Monetary Fund. From 1984 to 1991 and from 1993 to 2001, Mr. Quarles practiced law in the private sector at Davis Polk & Wardwell, where he was a partner from 1994 to 2001 and co-head of the firm’s Financial Institutions Group from 1996 to 2001. In the interval from 1991 to 1993, Mr. Quarles also served in the Treasury Department: from 1992 to 1993 as Deputy Assistant Secretary for Financial Institutions Policy, and from 1991 to 1992 as Special Assistant to the Secretary of the Treasury.

Under the terms of a letter agreement with the Company, Carlyle Investment Management L.L.C. is receiving a $3,000,000 cash fee as well as a warrant to purchase 7,846,859 shares of common stock at $0.40 per share, as consideration for assistance provided in structuring the Company’s Private Placement.  Mr. Quarles is a managing director of this entity.  Carlyle Investment Management L.L.C. is also affiliated with Carlyle Financial Services Harbor, L.P., who is a participant in the Private Placement.

On September 30, 2010, the Company appointed Hal F. Goltz, 27, to its Board of Directors.  Mr. Goltz was designated to the Company’s Board of Directors by an affiliate of Anchorage Advisors pursuant to the terms of the Investment Agreements.  Mr. Goltz is currently a Senior Analyst at Anchorage Advisors, a position which he has held since October 2007.  From June 2004-June 2007, he was an Event-Driven Analyst of Citadel Investment Group.  Mr. Goltz has significant experience in the financial services industry and experience with distressed financial institutions.

ACMO-HR, L.L.C. is receiving warrants to purchase 23,540,576 shares of Common Stock at $0.40 per share.  ACMO-HR, L.L.C. is also a participant in the Private Placement.  Anchorage Advisors is affiliated with ACMO-HR, L.L.C. and Mr. Goltz is a senior analyst of Anchorage Advisors.

On October 4, 2010, the Company appointed Robert B. Goldstein, 70, to its Board of Directors.  Mr. Goldstein is a founding principal of CapGen Capital Advisors LLC, New York, New York, a private equity fund formed in 2007.  Mr. Goldstein previously served as Chairman of the Executive Committee of Great Lakes Bancorp from 2005 to 2006 and as President, Chief Executive Officer and Chairman of the Board of Bay View Capital Corp from 2001 to 2006.  Highly regarded for identifying new opportunities for investment in community and regional banking, Mr. Goldstein has been a senior executive and/or director at 14 financial institutions over a career that has spanned more than 40 years. Mr. Goldstein is nationally recognized for his expert investing and operational experience in turning around and implementing growth strategies for banks under the most challenging circumstances.  In addition, he is currently a director of Seacoast Banking Corporation of Florida, Seacoast National Bank, FNB Corporation, BankFIRST and THE BANKshares, Inc.

CapGen Capital Group VI, LP is receiving warrants for the purchase of 11,770,288 shares of common stock for $0.40 per share.  CapGen Capital Group VI is also a participant in the Private Placement and Mr. Goldstein is affiliated with this entity.

Additional Information

The Private Placement discussed herein involves the sale of securities in private transactions that are not and/or will not be registered under the Securities Act of 1933.  This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: October 5, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer